Exhibit 99.1

News	Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces First Quarter Fiscal Year 2015 Results

Double digit Adjusted EBITDA growth driven by broadband and mobility services

Carlsbad, Calif. – August 12, 2014 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced its fiscal year 2015 first quarter financial results, which included revenues of $319.5 million and a new Adjusted EBITDA record of $60.2 million, up 14% from $52.7 million recorded in the same period last year. Non-GAAP diluted net income attributable to ViaSat common stockholders for the first quarter of fiscal year 2015 was $0.05 per share compared to $0.11 per share in the fiscal year 2014 first quarter. The results reflect a $0.05 non-GAAP diluted net income per share reduction due to the expiration of the federal income tax credit for research and development expenditures and a $0.03 per share year-over-year reduction due to increased legal expenses, net of tax, supporting our satellite litigation activities resulting in a favorable jury verdict. Our first quarter fiscal year 2015 and fiscal year 2014 diluted GAAP net loss per share was $0.13 and $0.04, respectively, reflecting the same year-over-year tax and legal expense per share impacts as our non-GAAP diluted per share results.

“ViaSat earned record quarterly Adjusted EBITDA largely driven by steady increases in average revenue per subscriber and expanding margins in satellite services,” said Mark Dankberg, CEO and chairman of ViaSat. “Government backlog is building as delayed orders are beginning to accrue. Our commercial in-flight Wi-Fi is beginning to grow on steady aircraft installation and unprecedented usage per flight. We’re pleased by the opportunities we have in each of these areas to continue our run of strong annual Adjusted EBITDA growth.”

Financial Results1

(In millions, except per share data)	Q1 FY15	Q1 FY14
Revenues	$319.5	$321.1
Adjusted EBITDA	$60.2	$52.7
Net loss[2]	$(5.9)	$(1.8)
Diluted per share net loss[2]	$(0.13)	$(0.04)
Non-GAAP net income[2]	$2.4	$4.9
Non-GAAP diluted per share net income[2]	$0.05	$0.11
Fully diluted weighted average shares[3]	46.5	45.1
New contract awards	$310.1	$254.0
Sales backlog[4]	$892.3	$778.7

[1]	ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2015 end on July 4, 2014, October 3, 2014, January 2, 2015, and April 3, 2015. This results in a 53 week fiscal year approximately every four to five years. Fiscal year 2015 is a 52 week year, compared with a 53 week year in fiscal year 2014. ViaSat does not believe that the extra week in fiscal year 2014 resulted in any material impact on its financial results.

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[2]	Attributable to ViaSat Inc. common stockholders.
[3]	As the first quarter of fiscal years 2015 and 2014 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.
[4]	Amounts include certain backlog adjustments due to contract changes and amendments.

Segment Results

(In millions)	Q1 FY15	Q1 FY14
Satellite Services
New contract awards	$121.9	$96.5
Revenues	$109.7	$85.8
Adjusted EBITDA	$32.8	$17.4
Commercial Networks
New contract awards	$50.2	$66.4
Revenues	$92.2	$97.4
Adjusted EBITDA	$5.5	$11.1
Government Systems
New contract awards	$138.0	$91.1
Revenues	$117.5	$137.9
Adjusted EBITDA	$21.5	$24.5

Satellite Services

Our Satellite Services segment reported revenues of $109.7 million for the first quarter of fiscal year 2015, rising 28% from $85.8 million in the first quarter last year, setting a new quarterly record. Consumer residential broadband revenues continue to drive our year-over-year growth, increasing over 20% from the same period last year, driven by both year-over-year customer growth and increased average revenue per customer. Our commercial mobility satellite internet offerings, launched in December 2013, also began contributing to growth with 140 planes in service and another 120 in-flight terminals delivered as of our fiscal year 2015 first quarter end. First quarter fiscal year 2015 Satellite Services segment Adjusted EBITDA also hit a new record at $32.8 million, almost double the amount reported for the same period last year, even though litigation costs and expenses increased by $1.8 million from the same period last year.

Commercial Networks

Our Commercial Networks segment revenues were $92.2 million for the first quarter of fiscal year 2015 compared to $97.4 million for the same period last year. The year-over-year revenue decrease occurred as a result of our large scale Australian Ka-band infrastructure project moving closer to completion, and the

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transitioning of engineering resources to our recently awarded next generation Ka-band system contract for Xplornet Communications Inc. in Canada. Additionally, our first quarter fiscal year 2015 reflected reduced revenues from consumer broadband terminal sales. Our segment Adjusted EBITDA results of $5.5 million for the first quarter of fiscal year 2015 were also lower compared to the same period last year reflecting the decrease in quarterly revenues coupled with a change in revenue mix to more funded development activities versus terminal production contracts in both our consumer broadband and mobility products.

Government Systems

Our Government Systems segment reported revenue of $117.5 million for the first quarter of fiscal year 2015, a decrease of $20.3 million compared to the same period last year, primarily due to completion of many production and service obligations under our Blue Force Tracking project, offset by growth from advanced tactical radio and information distribution systems and information assurance and security products. New Government Systems segment contract awards of $138.0 million exceeded revenues by just over $20.0 million. Segment Adjusted EBITDA was $21.5 million for the first quarter of fiscal year 2015, a $3.1 million decrease compared to the same period last year, reflecting the year-over-year revenue impact offset by improved margins from our government mobile broadband service offerings.

Selected Fiscal First Quarter Business Highlights

•	Entered into a pioneering agreement with Eutelsat to enable service access and roaming on each other’s high-capacity satellite networks (KA-SAT for Eutelsat and ViaSat-1 for ViaSat), representing well over half of all Ka-band capacity on orbit worldwide. Customers will be able to operate an array of fixed and mobile services including in-flight connectivity, maritime, emergency relief, oil and gas operations, and government applications anywhere within the combined coverage areas.

•	Acquired privately-held NetNearU Corp. and its comprehensive network management system for Wi-Fi and other internet access networks that can extend the ViaSat Exede® broadband service and other satellite services to a wider base of subscribers in multiple markets.

•	Continued strong growth in providing global satellite mobility products and services to U.S. and international customers with $60.2 million in orders.

•	Led all other internet services included in the FCC 2014 Measuring Broadband America report in delivering advertised service speeds, with our Exede broadband service delivering approximately 140 percent of its advertised upload and download speeds during peak periods.

•	Received $23.3 million in orders for our Secure Networking Systems business for cybersecurity and secure networking.

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•	Launched a worldwide network service for the machine to machine (M2M) market that can lower the cost of ownership for M2M networking and provide higher speeds, greater security, and faster response to small fixed and mobile terminals. Using the most advanced L-band satellites operated by Thuraya and LightSquared, the ViaSat L-band Managed Service is enabled by technologies that provide a new combination of features for Mobile Satellite Services.

•	Launched the Exede Business service in all or portions of more than 40 states covered by the ViaSat-1 satellite, a new service designed to provide small and medium-sized businesses with high-speed satellite internet access, a generous data allowance, priority maintenance, and 24x7 U.S.-based customer support.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to future earnings, performance and growth opportunities, including with respect to Adjusted EBITDA, government backlog, commercial in-flight Wi-Fi, aircraft installation and usage per flight, and the integration and expansion of NetNearU services. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 satellite; unexpected expenses related to the satellite project; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all, including with respect to the ViaSat-2 satellite system; risks associated with the construction, launch and operation of ViaSat-2 and our other satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to successfully develop, introduce and sell new technologies, products and services; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on

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Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat will host a conference call to discuss the fiscal year 2015 first quarter results at 5:00 p.m. Eastern Time on Tuesday, August 12, 2014. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Tuesday, August 12 until midnight on Wednesday, August 13 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 85053782. You can also access our conference call webcast and other material financial information discussed on our conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

About ViaSat (www.viasat.com)

ViaSat creates satellite and other wireless networking systems that efficiently deliver the most bandwidth for fast, secure, and high-performance communications to any location for consumers, governments, enterprises, and the military. The company offers Exede services in North America, which feature ViaSat-1, the world’s highest capacity satellite; worldwide mobile satellite services, including global tracking and messaging as well as high-speed in-flight internet; satellite broadband networking systems; Wi-Fi and other hotspot operations, support, and management systems; and network-centric military communication systems and cybersecurity for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat employs over 3,300 people in a number of locations worldwide for technology development, customer service, and network operations.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Exede is a registered trademark of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	July 4, 2014	June 28, 2013
Revenues:
Product revenues	$168,129	$182,161
Service revenues	151,342	138,941

Total revenues	319,471	321,102

Operating expenses:
Cost of product revenues	128,994	129,414
Cost of service revenues	108,741	105,893
Selling, general and administrative	69,096	64,781
Independent research and development	9,780	14,089
Amortization of acquired intangible assets	4,029	3,501

(Loss) income from operations	(1,169)	3,424
Interest expense, net	(8,603)	(10,142)

Loss before income taxes	(9,772)	(6,718)
Benefit from income taxes	(3,451)	(5,231)

Net loss	(6,321)	(1,487)
Less: Net (loss) income attributable to the noncontrolling interest, net of tax	(377)	347

Net loss attributable to ViaSat Inc.	$(5,944)	$(1,834)

Diluted net loss per share attributable to ViaSat Inc. common stockholders	$(0.13)	$(0.04)

Diluted common equivalent shares	46,528	45,110

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC. ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended
	July 4, 2014	June 28, 2013
GAAP net loss attributable to ViaSat Inc.	$(5,944)	$(1,834)
Amortization of acquired intangible assets	4,029	3,501
Stock-based compensation expense	8,904	7,490
Acquisition related expenses	444	—
Income tax effect	(5,017)	(4,236)

Non-GAAP net income attributable to ViaSat Inc.	$2,416	$4,921

Non-GAAP diluted net income per share attributable to ViaSat Inc. common stockholders	$0.05	$0.11

Diluted common equivalent shares	46,528	45,110

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC. AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended
	July 4, 2014	June 28, 2013

GAAP net loss attributable to ViaSat Inc.	$(5,944)	$(1,834)
Benefit from income taxes	(3,451)	(5,231)
Interest expense, net	8,603	10,142
Depreciation and amortization	51,607	42,115
Stock-based compensation expense	8,904	7,490
Acquisition related expenses	444	—

Adjusted EBITDA	$60,163	$52,682

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AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended July 4, 2014				Three months ended June 28, 2013
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(1,949)	$(5,990)	$10,799	$2,860	$(12,978)	$3,336	$16,567	$6,925
Depreciation *	31,348	5,627	6,151	43,126	27,645	3,766	4,815	36,226
Stock-based compensation expense	2,020	3,385	3,499	8,904	1,570	2,896	3,024	7,490
Other amortization	1,404	2,479	565	4,448	1,125	1,140	127	2,392
Acquisition related expenses	—	—	444	444	—	—	—	—

Adjusted EBITDA before other	$32,823	$5,501	$21,458	59,782	$17,362	$11,138	$24,533	53,033

Other				381				(351)

Adjusted EBITDA				$60,163				$52,682

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

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Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

Assets	As of July 4, 2014	As of April 4, 2014
Current assets:
Cash and cash equivalents	$58,140	$58,347
Accounts receivable, net	279,148	271,891
Inventories	128,567	119,601
Deferred income taxes	34,482	37,712
Prepaid expenses and other current assets	40,681	44,070

Total current assets	541,018	531,621

Property, equipment and satellites, net	1,073,715	1,052,502
Other acquired intangible assets, net	56,106	35,397
Goodwill	117,930	83,627
Other assets	267,511	256,968

Total assets	$2,056,280	$1,960,115

Liabilities and Equity	As of July 4, 2014	As of April 4, 2014
Current liabilities:
Accounts payable	$86,379	$98,852
Accrued liabilities	166,665	175,974

Total current liabilities	253,044	274,826
Senior Notes, net	583,567	583,861
Other long-term debt	205,832	105,900
Other liabilities	46,178	48,893

Total liabilities	1,088,621	1,013,480

Total ViaSat Inc. stockholders' equity	962,413	941,012
Noncontrolling interest in subsidiary	5,246	5,623

Total equity	967,659	946,635

Total liabilities and equity	$2,056,280	$1,960,115

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